UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

March 14, 2011

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street

Santa Clara, California 95051

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On March 14, 2011, Extreme Networks, Inc. (the “Company”) issued a press release announcing the appointment of Jim Judson as Interim Vice President and Chief Financial Officer of the Company, effective immediately. Mr. Judson will serve on an interim basis while the company continues its search for a permanent chief financial officer.

Mr. Judson, age 56, brings 30 years of financial management and operational leadership experience to his interim role with the Company, having spent the first five years of his career with Xerox, and later, 19 years with Sun Microsystems, where he served as Vice President of Finance for Worldwide Operations, leading major improvements in product costs, asset utilization, and product delivery lead-times. More recently, Mr. Judson served as Interim CFO for Omnicell, Inc., where he has served as a director since April 2006, a provider to hospitals of systems, software, and services to improve patient safety and automate the medication management and supplies distribution processes.

In connection with Mr. Judson’s appointment, the Company entered into an offer letter agreement with Mr. Judson (the “Offer Letter”) with an initial term of up to six months. Pursuant to the terms of the Offer Letter, Mr. Judson will be entitled to an annualized base salary of $350,000. In addition, Mr. Judson will participate in the Company’s executive incentive plan for fiscal year 2011 with an initial target of 60% of Mr. Judson’s pro rata annualized base salary for fiscal year 2011. Subject to the approval of the Compensation Committee, Mr. Judson will also receive the right to a one-time option grant of 100,000 shares of common stock, with an exercise price equal to the fair market value of the Company’s common stock on the date of the grant (typically the second business day following the Company’s release of quarterly financial results). The option will vest 50% on the six month anniversary of Mr. Judson’s start date, or such other earlier date should the Company terminate Mr. Judson’s services for any reason other than for cause, and 50% on the one year anniversary of Mr. Judson’s start date, subject to Mr. Judson being hired as the permanent chief financial officer and being employed by the Company on such anniversary date.

A copy of the press release issued by the Company announcing the appointment of Mr. Judson is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Extreme Networks, Inc. dated March 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2011

EXTREME NETWORKS, INC.

By:	/s/ Oscar Rodriguez
Oscar Rodriguez President and Chief Executive Officer

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